                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 24, 2003

                           AMERICAN TOWER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                   Delaware                              001-14195                     65-0723837
(State or Other Jurisdiction of Incorporation)   (Commission File Number)   (IRS Employer Identification No.)

                              116 Huntington Avenue
                           Boston, Massachusetts 02116
               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 375-7500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On February 24 2003, American Tower Corporation (the "Company") announced an amendment to its senior credit facilities. The Second Amended and Restated Loan Agreement entered into by and among American Towers, Inc., certain other borrower subsidiaries of the Company and the lenders named therein ("the Second Amended and Restated Loan Agreement") provides for the following principal amendments:

..    PREPAYMENT OF A PORTION OF OUTSTANDING TERM LOANS. The Company agreed to prepay an aggregate of $200.0 million of the term loans outstanding under the credit facilities from a portion of the net proceeds of the Company's Units offering in January 2003 (the "Units Offering"). This prepayment consists of a $125.0 million prepayment of the Term Loan A and a $75.0 million prepayment of the Term Loan B, each to be applied to reduce scheduled principal payments as described in the Second Amended and Restated Loan Agreement. Giving effect to such amendment, as of December 31, 2002, the outstanding debt under the credit facilities was an aggregate of $1.31 billion, consisting of $1.15 billion outstanding under the terms loans and $160.0 million outstanding under the revolving loan.

..    REDUCTION TO REVOLVING LOAN COMMITMENTS. The Company also agreed to reduce the revolving loan commitments by $225.0 million for total commitments of $425.0 million. Based on the financial covenants of the Second Amended and Restated Loan Agreement, as of December 31, 2002, the Company had the ability to draw the entire undrawn portion of the $425.0 million revolving loan commitment. The undrawn and available portion amounts to $246.0 million, which is the $425.0 million total less $160 million outstanding on the revolving loan less $19 million in outstanding undrawn letters of credit as of December 31, 2002.

..    CONSENT FOR RESTRICTED PAYMENTS TO PREPAY OR REPURCHASE THE 2.25%
     CONVERTIBLE NOTES. The lenders agreed to permit the Company to make restricted payments of up to $217.0 million, consisting of the balance of the net proceeds of the Units Offering and cash on hand, to prepay or repurchase the Company's 2.25% convertible notes. To the extent that any of those proceeds are not used or required to prepay or repurchase any of the 2.25% convertible notes, the Company may use any remaining proceeds through June 30, 2004 to make restricted payments to prepay or repurchase any indebtedness of the Company. Pending these restricted payments, the $217.0 million will be held in a segregated account that is pledged to the lenders and, to the extent the Company does not use the funds in the account for restricted payments by June 30, 2004, the Company must use the remaining funds to prepay a portion of the term loans outstanding under the credit facilities.

..    LEVERAGE RATIO. The leverage ratio was amended to take into account the issuance of the senior subordinated discount notes as part of the Units Offering and a new senior leverage ratio has been added.

..    REVOLVER DRAWDOWNS. A provision limiting future revolver drawdowns based on cash on hand of the borrowers has been added.

     The primary condition for the release to the Company of the net proceeds of the Units Offering, which have been maintained in an escrow account since January 29, 2003, has now been satisfied as a result of entering into the Second Amended and Restated Loan Agreement and such release is expected to occur later this month upon consummation of the merger of American Tower Escrow Corporation, the issuer of the senior subordinated discount notes, into American Towers, Inc.

     The foregoing is only a summary of the principal provisions of the Second Amendment and Restated Loan Agreement and is qualified in its entirety by reference to the actual text of the Second Amended and Restated Loan Agreement which is filed herewith as Exhibit 99.1 and incorporated herein by reference.
                           ------------

Item 7(c). Exhibits

Exhibit 99.1   Second Amended and Restated Loan Agreement.
Exhibit 99.2 Press Release of American Tower Corporation, dated February 24, 2003, reporting American Tower's financial results for the fourth quarter of 2002 and for the year ended December 31, 2002.

Item 9. Regulation FD Disclosure

     Attached and incorporated herein by reference as Exhibit 99.2 is a copy of
                                                      ------------
a press release of the Company, dated February 24, 2003, reporting the Company's financial results for the fourth quarter of 2002 and for the year ended December 31, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN TOWER
                                    CORPORATION
                                             (Registrant)


Date: February 24, 2003             /s/ Bradley E. Singer
                                    --------------------------------------------
                                    Name:  Bradley E. Singer
                                    Title: Chief Financial Officer and
                                           Treasurer

                                    Exhibits

--------------------------------------------------------------------------------
Exhibit  99.1   Second Amended and Restated Loan Agreement.
--------------------------------------------------------------------------------
Exhibit 99.2 Press Release of American Tower Corporation, dated February 24, 2003, reporting American Tower's financial results for the fourth quarter of 2002 and for the year ended December 31, 2002.
--------------------------------------------------------------------------------